Exhibit (a)(1)(D)

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Welcome to the Tender Offer Website for Mentor Graphics’ Offer to Exchange Certain Outstanding Options for New Restricted Stock Units

Please enter your Employee email address and Password (this was emailed to you with the announcement email). You will be required to change your password when visiting the website for the first time.

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To change password, enter your Employee Email Address, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only

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To reset your account and/or generate a new temporary password, please enter your Mentor Email Address and answer all security questions below and submit. A temporary password will be sent to your email address. Once you enter the site with the new password you will be prompted to change your password

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Welcome to the Tender Offer Website for Mentor Graphics Offer To Exchange

Certain Outstanding Options for New Restricted Stock Units (RSUs)

We are pleased to announce that Mentor Graphics has officially launched an Offer to Exchange Certain Outstanding Options for New RSUs the “Offer”) on January 7, 2010 that will remain open until 5:00 p.m. Pacific Standard Time on February 5, 2010 unless extended by Mentor Graphics

An option will be deemed to be an Eligible Option if it meets each of the following conditions:

i The option was not granted within the twelve month period before January 7, 2010 and will not expire within 6 months after the close of the Offer.

ii The option was granted with an exercise price per share greater than or equal to $11.00.

Members of the Company’s Board of Directors, the Company’s Executives who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and former employees are not eligible to participate.

The specific terms of the “Offer are described in the Schedule” TO – Tender Offer Statement Filed with the United States Securities and Exchange Commission and the exhibits thereto (the “Offering Materials”), We urge you to read these documents very carefully.

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Election Page

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ELECTION FORM
RE: TENDER OF ELIGIBLE STOCK OPTIONS PURSUANT TO THE OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS FOR NEW RSUs
DATED JANUARY 7, 2010

THE OFFER EXPIRES AT 5:00 P.M., PACIFIC STANDARD TIME, ON FEBRUARY 5, 2010,
UNLESS THE OFFER IS EXTENDED BY MENTOR GRAPHICS.

YOU MAY CHANGE YOUR ELECTION AS MANY TIMES AS YOU LIKE UNTIL THE OFFER EXPIRES

Name :

Please indicate your decision to tender your Eligible Options identified below in exchange for new RSUs by checking the "Yes" box under the "Exchange Entire Eligible Option?" column. If you do not want to tender one or more of your Eligible Options for exchange, check the "No" box under the "Exchange Eligible Option?" column for those particular options. If you do not clearly mark the "Yes" box with respect to an Eligible Option, your election with respect to that option will default to "No". In that event, such Eligible Option will not be exchanged. You may not tender only a portion of an Eligible Option.

Breakeven Calculator

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Subject to the New RSUs	Exchange Eligible Option?
10/13/00		$17.81	1,000	33	○ Yes ⦿ No

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Breakeven Calculator

Breakeven Calculator - Windows Internet Explorer

https://mentor.equitybenefits.com//Website/Screens/Calculator.aspx

Option for RSU Exchange

Breakeven Calculator

At What Stock Price Does the Value of My Eligible Option = the Value of the New RSUs?

Step 1: Select the Option Number to be Evaluated

Press to Calculate Breakeven Calculate

Exercise Price of Selected Grant

Number of Options of Selected Grant

Exchange Ratio for Selected Grant

New RSU Shares

Breakeven Stock Price

The breakeven price is the price at which the value of the options exchanged is equal to the value of the RSUs received Any price greater than the breakeven price would result in the options being more valuable than the RSUs received after the exchange

What is the Value of My Eligible Options and New RSUs at a Given Stock Price?

Step 2: Enter Hypothetical Stock Price to Calculate Values

Press to Calculate Values

Value of Eligible Option Shares at Price Entered in Step 2

Value of New RSU Shares at Price Entered in Step 2

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Election Confirmation Page

Confirmation

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Election Exchange Review

You have made the following election with respect to your Eligible Options:

Original Grant Date

10/13/00

Option Number

Exercise Price Per Share

$17.81

Shares Subject to Eligible Options

1.000

Shares Subject to the New RSUs

33

Exchange Eligible Option?

Is this information correct? If yes click PROCEED TO CONFIRMATION to continue. If no click RETURN TO PREVIOUS SCREEN

Return to Previous Screen Proceed to Confirmation

Agreement to Terms

Agreement

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AGREEMENT TO TERMS OF ELECTION

I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Offering Materials.

Email Address:

Employee ID #:

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I Agree

Print Confirmation

Print Confirmation

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Name: Employee ID #:

Date: 01/04/2010 10:38:50 AM PST

Your election has been recorded as follows:

Original Grant Date

10/13/00

Option Number

Exercise Price

$17.81

Shares Subject to Eligible Options

1.000

Shares Subject to the New RSUs

33

Exchange Eligible Option?

No

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed Election Confirmation Statement within one business day after your submission. It you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to Option ExchangeQuestions@mentor.com.

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Printable Election Confirmation

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Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID #:

Date of Election:

01/04/2010 10:49:40 AM PDT

Original Grant Date

10/31/00

Option Number

Exercise Price Per Share

$17.81

Shares Subject to Eligible Options

1.000

Shares Subject to the New RSUs

33

Exchange Eligible Option?

No

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

If they don’t Print- 2 Pop Ups

VBScript: Confirm Print

Have you printed the Confirmation Page?

If not, select “No” and then “Yes” on the next screen.

Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser’s File Menu.

Yes No

VBScript: Confirm Print

We strongly recommend you Print a Confirmation before leaving this page.

To print this page press CTRL+P on the keyboard or select the Print Option from your browser’s File Menu.

If you want to stay at this page click Yes. If you want continue with your action Click No.

Yes No

Election Info Page

ElectionInfo

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OPTION EXCHANGE PROGRAM

Click on a link below to view detailed information regarding the offer.

OFFER TO EXCHANGE CERTAIN STOCK OPTIONS FOR RESTRICTED STOCK UNITS

SCHEDULE TO - TENDER OFFER STATEMENT

FAQ

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CONTACT INFORMATION

If you need help please send an email to:

Email Option: ExchangeQuestions@mentor.com

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